EXHIBIT 23.1

                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                           March 30, 2004


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of January 25, 2004 accompanying the audited financial statements of Domain Registration, Corp., as at December 31, 2002 and December 31, 2003, in the Form 10KSB filed with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE


Kyle L. Tingle, CPA, LLC